SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2005

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4694	36-1004130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 24, 2005, R.R. Donnelley & Sons Company (the “Company”) issued a press release (the “Press Release”) that, among other things, confirmed that the Company will meet or exceed its previously announced earnings guidance for the fourth quarter and full year 2004.

This information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such a filing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 23, 2005, the Company and Glenn R. Richter, age 43, entered into an employment agreement (the “Employment Agreement”) pursuant to which Mr. Richter agreed to serve as the Company’s Executive Vice President and Chief Financial Officer. On February 24, 2005, the Company announced in the Press Release that Mr. Richter’s appointment will become effective on April 1, 2005 (the “Transition Date”). Kevin J. Smith, the Company’s current Executive Vice President and Chief Financial Officer, will continue in that office until the Transition Date.

Under the terms of the employment agreement:

•	Mr. Richter will receive a base salary to be paid at a rate of $500,000 per year;

•	Mr. Richter will be eligible to receive an annual bonus with a target bonus opportunity of 140% of base salary; and

•	The Chief Executive Officer will recommend to the Human Resources Committee of the Company’s Board of Directors that Mr. Richter be granted 50,000 shares of restricted common stock of the Company, which shares will vest in equal installments on the first four anniversaries of the date of grant.

The Employment Agreement provides that if the Company terminates Mr. Richter’s employment without Cause (as defined in the Employment Agreement) or Mr. Richter terminates his employment for Good Reason (as defined in the Employment Agreement):

•	the Company will pay Mr. Richter an amount equal to 150% of his base salary and target annual bonus;

•	Mr. Richter will be entitled to a continuation for 18 months of all benefits; and

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•	All outstanding equity grants previously issued to Mr. Richter will vest 100% as of the date of termination.

Mr. Richter is currently the Executive Vice President and Chief Financial Officer of Sears, Roebuck and Co. (“Sears”), a multi-line retailer that offers a wide array of merchandise and related services. Mr. Richter joined Sears as Vice President and Controller in February 2000. He was named Senior Vice President, Finance in July 2001 and held that position until October 2002. Mr. Richter has served as Chief Financial Officer of Sears since October 2002. He became Executive Vice President in 2004. Prior to joining Sears, Mr. Richter was Senior Vice President and Chief Financial Officer of Dade Behring International, a manufacturer of medical testing systems, from 1998 to 2000, and Senior Vice President and Corporate Controller from 1997 to 1998.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release issued by R.R. Donnelley & Sons Company on February 24, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R.R. DONNELLEY & SONS COMPANY

Dated: February 25, 2005	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman Senior Vice President, General Counsel and Assistant Secretary

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